SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported)    November 10, 2003 (October 27,2003)

CANARGO ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-9147	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Limited P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code   (44) 1481 729 980

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA M11 Exploration Well Reaches TD

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits

99.1 Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release dated October 27, 2003.

Item 9.	Regulation FD Disclosure.

Pursuant to Regulation FD, CanArgo Energy Corporation is furnishing its Press Release issued October 27. The Press Release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: November 10, 2003	By:	/s/ Liz Landles
Liz Landles, Corporate Secretary

FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA

M11 Exploration Well Reaches TD

27th October 2003 — Oslo, Norway — CanArgo Energy Corporation (OSE: CNR, OTCBB: GUSH) today announced that the Manavi Exploration Well, M11, has reached a total depth (TD) of 4,500 metres.

The primary Cretaceous limestone target was encountered at 4,348 metres. Drilling data and wireline logs indicate the presence of oil and gas in the Cretaceous limestone sequence and the well is currently being prepared for a testing programme to ascertain whether or not such hydrocarbons can be commercially produced.

In addition, the wireline logs and drilling data indicate the presence of further hydrocarbons in the higher Middle Eocene sequence, which is the productive sequence in CanArgo’s nearby Ninotsminda Field.

CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in the Republic of Georgia, Ukraine and the Caspian Sea. Further information on the Company is available at www.canargo.com and at http://www.sec.gov.

The matters discussed in this press release include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company cannot give assurance that the results will be attained.

CanArgo Energy Corporation
Julian Hammond

Tel:	+44 1481 729980
Fax	+44 1481 729982
Mobile:	+44 7740 576139
e-mail:	info@canargo.com

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